UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 6, 2005

FLORIDA EAST COAST INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

001-08728	59-2349968
(Commission File Number)	(IRS Employer Identification No.)

One Malaga St., St. Augustine, FL	32084
(Address of Principal Executive Offices)	(Zip Code)

904-829-3421

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

During the period June 6, 2005 through June 8, 2005, Adolfo Henriques, Chairman, President and Chief Executive Officer, Daniel H. Popky, Executive Vice President and Chief Financial Officer and Bradley D. Lehan, Vice President and Treasurer of Florida East Coast Industries (NYSE: FLA) intend to speak to current and potential investors in the New York Metropolitan area on certain consolidated and subsidiary accomplishments, business opportunities, markets and financial results. The presentation confirms prior guidance given on expected results on April 21, 2005. The information contained in the presentation is presented below. The presentation is also available on the Company’s website at www.feci.com.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99	Presentation Documents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Florida East Coast Industries, Inc.

BY:	/s/ HEIDI J. EDDINS
Heidi J. Eddins
Executive Vice President,
General Counsel & Corporate Secretary

Dated: June 6, 2005

INDEX TO EXHIBITS

Exhibit No.	Description

99	Presentation Documents